UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2024

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed by Scilex Holding Company (the “Company”), as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Q3 Form 10-Q”), the Company expected that, among other things, it would be in default under the senior secured promissory note (the “Oramed Note”) issued on September 21, 2023, by the Company to Oramed Pharmaceuticals Inc. (“Oramed”) and the Tranche B senior secured convertible notes, issued by the Company to certain institutional investors and Oramed (collectively, the “Investors”) on October 8, 2024 (the “Tranche B Notes” and together with the Oramed Note, the “Existing Notes”), which could have resulted in the accelerated payment of the Company’s obligations under the Existing Notes and provide the holders thereof various remedies under the Existing Notes, including penalty interest and liquidated damages. An event of default under the Existing Notes would, among other things, allow the holder of the Oramed Note to elect to immediately accelerate the due date of such note and, in the case of the Tranche B Notes, all of the holders thereof to require that the Company redeem such notes in accordance with the terms thereof, in each case unless the holders amend such Existing Notes to eliminate, defer or otherwise waive such event of default (to the extent a waiver alone is sufficient to eliminate certain rights), including any default interest rates, liquidated damages or similar penalties that would arise pursuant to the terms of such Existing Notes upon an event of default that is not cured within the applicable periods set forth in the Existing Notes. The Company continues to work towards filing its Q3 Form 10-Q as soon as possible.

Oramed Waiver

On November 21, 2024, the Company and Oramed entered into a Waiver and Consent under the Oramed Note (the “Oramed Waiver”), pursuant to which Oramed agreed to waive (i) the Company’s failure to file and deliver the Q3 Form 10-Q and the Company’s quarterly financial statements by November 14, 2024, and (ii) the Company’s failure to give notice of such breach, each as required pursuant to the terms of the Oramed Note (the “Oramed Note Event of Default”). In connection with such waiver, the Company agreed (i) to deliver the quarterly financial statements for the fiscal quarter ending September 30, 2024 (the “September 2024 Financial Statements”) on or before January 20, 2025 and (ii) to engage a new independent registered public accounting firm to provide the September 2024 Financial Statements, which firm shall be one of a list of firms separately provided by the Company to Oramed or a firm of substantially the same reputation and national standing. As a result of the foregoing, there is presently no event of default under the Oramed Note as a result of the Company’s failure to file the Q3 Form 10-Q by November 14, 2024.

The initial aggregate principal amount of the Oramed Note was $101.875 million. As of the date of this Current Report on Form 8-K, the remaining principal amount under the Oramed Note is approximately $37.0 million.

The foregoing summary of the Oramed Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Oramed Waiver, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Tranche B Waiver and Consent

On November 21, 2024, the Company entered into a Waiver and Consent with each of (i) Nomis Bay Ltd and BPY Limited (the “Murchinson Waiver and Consent”), (ii) Oramed (the “Oramed Waiver and Consent”) and (iii) 3i, LP (the “3i Waiver and Consent” and, together with the Murchinson Waiver and Consent and the Oramed Waiver and Consent, the “Tranche B Waiver and Consent”), respectively, pursuant to which each of the Investors agreed to waive (i) the Company’s failure to file and deliver the Q3 Form 10-Q by November 14, 2024 (as such date was extended pursuant to Rule 12b-25 under the Securities Exchange Act of 1934 until November 19, 2024), (ii) the cross-default pursuant to the terms of the Tranche B Notes as a result of the Oramed Note Event of Default, and (iii) the Company’s requirement to give notice of such breach, each as required pursuant to the terms of the Tranche B Notes (collectively, the “Tranche B Notes Event of Default”); provided that the Q3 Form 10-Q shall be due no later than January 20, 2025. As a result of the foregoing, there is presently no event of default under the Tranche B Notes as a result of the Company’s failure to file the Q3 Form 10-Q by November 14, 2024.

The initial aggregate principal amount of the Tranche B Notes was $50.0 million. As of the date of this Current Report on Form 8-K, the Investors have previously converted approximately $9.0 million of the aggregate principal amount (plus applicable interest and make-whole amount) of the Tranche B Notes into the Company’s common stock, par value $0.0001 per share (the “Common Stock”), whereby the remaining principal amount under the Tranche B Notes is approximately $41.0 million.

The foregoing summaries of the Murchinson Waiver and Consent, the Oramed Waiver and Consent and the 3i Waiver and Consent do not purport to be complete and are qualified in their entireties by reference to the full text of these agreements, a copy of each of which is filed herewith as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and is incorporated herein by reference.

Item 8.01.	Other Events.

Risk Factor Update

The Company is also filing this Current Report on Form 8-K to supplement its risk factors, including those contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2024 (the “Annual Report”) and subsequent reports required to be filed with the SEC pursuant to the Exchange Act (the “Subsequent Reports”). The risk factor below should be considered together with the other risk factors described in the Annual Report and the Subsequent Reports, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC.

Our Existing Notes impose certain operating and financial covenants and any failure to comply with such covenants could result in an event of default that could adversely affect our business, financial condition and results of operations.

We have entered into that certain Waiver under Senior Secured Promissory Note, dated November 21, 2024, with Oramed (the “Oramed Waiver”) and that certain Waiver and Consent, dated November 21, 2024, with each of (i) Nomis Bay Ltd and BPY Limited, (ii) Oramed and (iii) 3i, LP, respectively (collectively, the “Tranche B Waiver and Consent”), the result of which is that there is not presently an event of default under the Existing Notes as a result of our failure to timely file the Q3 Form 10-Q. However, there can be no assurance that we will be successful in filing the Q3 Form 10-Q by January 20, 2025 and/or engaging a new independent registered public accounting firm from the list of firms separately provided by us to Oramed or a firm of substantially the same reputation and national standing, as contemplated by the Oramed Waiver and the Tranche B Waiver and Consent, as applicable, or regaining compliance with Nasdaq listing rules related to our failure to timely file the Q3 Form 10-Q or our inability to satisfy the Minimum Bid Price Requirement. If we fail to file the Q3 Form 10-Q or any other event of default occurs under the Existing Notes (including with respect to our ability to remain listed on The Nasdaq Stock Market), the holder of the Oramed Note could elect to immediately accelerate the due date of such note and, in the case of the Tranche B Notes, all of the holders thereof could require that the Company redeem such notes in accordance with the terms thereof, including any default interest rates, liquidated damages or similar penalties that would arise pursuant to the terms of such Existing Notes upon an event of default that is not cured within the applicable periods set forth in the Existing Notes.

We may not have sufficient funds or may be unable to arrange for additional financing to repay our indebtedness under the Existing Notes or to make any accelerated payments, and the lenders could seek to enforce their respective security interests in the collateral securing such indebtedness or other remedies available to such lenders under the Existing Notes or as provided by applicable law. The lenders could also seek to enforce the guaranty under the Subsidiary Guarantee entered into by us and each of our subsidiaries, dated as of September 21, 2023 and amended as of October 8, 2024, to carry out our payment obligations under the Existing Notes. Any failure by us to comply with the obligations under the Existing Notes could cause our stock price to decrease significantly, result in substantial dilution or cause us to be unable to raise additional capital, which could have a material negative effect on our business, financial condition and results of operations. See the risk factor titled “We may not have the ability to raise the funds necessary to settle the Oramed Note in cash upon a change of control or other event of default, and any future debt may contain limitations on our ability to pay cash” in the Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 12, 2024 for additional information.

Forward-Looking Statements

Statements contained herein relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the filing of the Q3 Form 10-Q, the Company’s ability to regain compliance with the Nasdaq continued listing standards and the timing to cure the Oramed Note Event of Default and the Tranche B Notes Event of Default constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the engagement by the Audit Committee of the Company’s Board of Directors of a new independent registered public accounting firm, including the timing thereof, risks related to the Company’s ability to file the Q3 Form 10-Q, the Company’s ability to regain compliance with the Nasdaq continued listing standards and to maintain the listing of the Company’s securities thereon, the Company’s ability to perform its obligations that would be triggered by an event of default under the Existing Notes, the Company’s ability to continue to comply with applicable covenants under the Existing Notes (including the January 20, 2025 extension date for an event of default under such notes) and the risk of litigation or other actions arising from the failure to timely file the Q3 Form 10-Q or any subsequent SEC filing.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 12, 2024, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Waiver and Consent under Senior Secured Promissory Note, dated November 21, 2024, by and between Scilex Holding Company and Oramed Pharmaceuticals Inc.

10.2	Waiver and Consent to Securities Purchase Agreement and Tranche B Senior Secured Convertible Note, dated November 21, 2024, by and among Scilex Holding Company, Nomis Bay Ltd and BPY Limited.

10.3	Waiver and Consent to Securities Purchase Agreement and Tranche B Senior Secured Convertible Note, dated November 21, 2024, by and between Scilex Holding Company and Oramed Pharmaceuticals Inc.

10.4	Waiver and Consent to Securities Purchase Agreement and Tranche B Senior Secured Convertible Note, dated November 21, 2024, by and among Scilex Holding Company and 3i, LP.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: November 22, 2024